Exhibit 99.2
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

:
In re:	:
	:	Chapter 11
SKINNY NUTRITIONAL CORP.,	:
	:	Bankruptcy No. 13-13972 (JKF)
Debtor.	:
:
:
:
SKINNY NUTRITIONAL CORP.,	:
:
Debtor/Plaintiff,	:
:
v.	:
	:	Adversary No. 13-0279 (JKF)
TRIM CAPITAL, LLC, a Delaware	:
Limited Liability Company,	:
:
and	:
:
PRIME CAPITAL, LLC, a Delaware	:
Limited Liability Corporation,	:
:
Defendants.	:
:

STIPULATION FURTHER MODIFYING SETTLEMENT AGREEMENT BY AND
AMONG SKINNY NUTRITIONAL, CORP., TRIM CAPITAL, LLC, PRIME CAPITAL,
LLC, MICHAEL SALAMAN, DACHSHUND, LLC, AND MARC CUMMINS

Debtor and debtor in possession Skinny Nutritional Corp. ("Skinny") and Michael Salaman ("Salaman") (together with Skinny, the "Skinny Parties"), on the one hand, and Trim Capital LLC ("Trim"), Prime Capital, LLC ("Prime"), Dachshund, LLC ("Dachshund"), and Marc Cummins ("Cummins") (collectively, the "Trim Parties"),1 on the other hand, each intending to be legally bound by the promises, undertakings and covenants contained herein, do hereby enter into this Stipulation Further Modifying the Settlement Agreement, entered into as of  November 6, 2013 (the "Second Stipulation"), and subject to and contingent upon approval of the Bankruptcy Court (as defined below) under and pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure, each on their own volition and, as appropriate, with full corporate authority, and with advice of counsel, and do hereby state and agree as follows:

WHEREAS, the Skinny Parties and the Trim Parties entered into a Settlement Agreement on or about November 7, 20132; and

1 Collectively, the Skinny Parties and the Trim Parties shall be referred to as the "Parties".
2 All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Settlement Agreement.

WHEREAS, on November 6, 2013, the Debtor filed a Motion to Approve the Settlement Agreement, and on November 22, 2013, this Court entered the Order Approving the Settlement Agreement [Docket No. 182]; and

WHEREAS, the Settlement Agreement states that "[t]he Settlement Payment must be made so as to be received by Trim at the earlier of (a) the Closing; or (b) February 14, 2014 ("Settlement Deadline"), unless the Settlement Deadline is otherwise extended, by order of the Court for cause after notice and a hearing, or with the consent of Trim which will not be unreasonably withheld"; and

WHEREAS, contemporaneously with the Debtor's litigation and ultimate settlement with Trim, the Debtor was negotiating for the sale of substantially all of its assets to Skinny Nutritional, LLC (the "Purchaser") and on November 15, 2013, the Debtor filed a Motion to approve the sale of substantially all of its assets and approving bid procedures; and

WHEREAS, on or about November 22, 2013, this Court approved the bid procedures [Docket No. 186]; and

WHEREAS, an auction was scheduled for January 10, 2014; however, because there were no qualified bids prior to the bid deadline with the exception of the Purchaser's bid the auction was canceled; and

WHEREAS, on or about January 15, 2014 this Court approved the sale of substantially all of the Debtor's property to the Purchaser (the "Sale") [Docket No. 219]; and

WHEREAS, the Debtor and the Purchaser have been working diligently to close on the Sale and scheduled the closing for February 12, 2014; however, on the afternoon prior the scheduled closing, the Purchaser raised a concern that would prevent it from closing the Sale on or before the Settlement Deadline, and requested a four (4) week extension of the Settlement Deadline to close the Sale; and

WHEREAS, on or about February 18, 2014, the Debtor and the Trim Parties entered into a stipulation (the "Stipulation") modifying the Settlement Agreement which, inter alia, extended the Settlement Deadline from February 14, 2014, until 5:00 p.m. (Eastern Time) on March 14, 2014 in exchange for Trim receiving interest on the Allowed Trim Claim as defined in the Settlement Agreement to be satisfied by the Debtor's payment to Trim of the Settlement Payment upon the occurrence of the Closing at the default interest rate of twenty-four percent (24%) per annum, which shall accrue from and include February 14, 2014 ("Interest") until the Settlement Payment is paid in full including all Interest provided for in the Stipulation; and

WHEREAS, on February 25, 2014, the Debtor filed a Motion to approve the Stipulation and on March 4, 2014, the Court entered an Order approving the Stipulation [Docket No. 228]; and

WHEREAS, the Debtor and the Purchaser required additional time to close and prior to March 14, 2014, the Debtor requested that Trim consent to an additional extension of the Settlement Deadline to close the Sale; and

WHEREAS, the Skinny Parties and the Trim Parties, with the full assistance of their respective counsel, negotiated a further two (2) week extension of the Settlement Deadline (and, thereby, the time within which the Debtor must make the Settlement Payment) until and including March 28, 2014, on the terms and conditions set forth in this Stipulation.

NOW THEREFORE, THE PARTIES ABOVE LISTED AND EACH OF THEM, JOINTLY AND SEVERALLY, AND EACH INTENDING TO BE LEGALLY BOUND, DO HEREBY STIPULATE AND AGREE AS FOLLOWS:

1. Capitalized terms in the following paragraphs have the meanings given in the Settlement Agreement, unless otherwise indicated.

2. Trim agrees to extend the Settlement Deadline from 5:00 p-.m. (Eastern Time) on March 14, 2014, until 5:00 p.m. (Eastern Time) on March 28, 2014.

3. In exchange for the extension of the Settlement Deadline provided above, Trim shall receive interest on the Allowed Trim Claim as defined in the Settlement Agreement, which is to be satisfied by the Debtor's payment to Trim of the Settlement Payment upon the occurrence of the Closing, at the rate of twenty-four percent (24%) per annum, which shall accrue from and include February 14, 2014 ("Interest") until the Settlement Payment is paid in full including all Interest provided for herein.

4. All references in the Settlement Agreement to the term "Settlement Payment" shall mean the Settlement Payment as defined in the Settlement Agreement plus all Interest.

5. In the event that the Closing does not occur by the Settlement Deadline as extended by this Second Stipulation, and the provisions of Paragraph 7(b)(1) are triggered, the amount of Interest shall be added to the amount of the Allowed Trim Claim for all purposes arising from and relating to the Bankruptcy Rights afforded to Trim under that provision of the Settlement Agreement.

6. Except as modified by this Second Stipulation, the terms of the Settlement Agreement shall remain in full force and effect.

7. Each of the undersigned counsel represents and warrants that (a) such counsel has been duly authorized and empowered to execute this Second Stipulation on behalf of the respective Parties indicated below, with such signature to operate with the same effect as if the respective Party had signed this Second Stipulation, and (b) such counsel's signature binds the respective Parties indicated below to all terms of this Stipulation as if the respective Parties had signed this Second Stipulation.

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IN WITNESS WHEREOF, the Skinny Parties and the Trim Parties have caused this Stipulation to be executed on the date set forth above.

Counsel to Skinny Nutritional Corp.	Counsel to the Trim Parties

Obermayer Rebmann Maxwell & Hippel LLP	Pryor Cashman LLP 7 Times Square
One Penn Center, 19th Floor 1617 John F. Kennedy Blvd. Philadelphia, PA 19103-1895	New York, NY 10036

By:	/s/ Edmond M. George	By:	/s/ Richard Levy	3/20/14
	Edmond M. George, Esquire		Richard Levy, Jr., Esquire

AND NOW, this 24th day of March, 2014, this Stipulation is hereby approved and entered as an Order by the Bankruptcy Court.

/s/ Jean K. FitzSimon
The Honorable Jean K. FitzSimon
United State Bankruptcy Judge